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THIRD PROSPECTUS SUPPLEMENT (to Prospectus dated March 31, 2008)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-129254

HILLTOP HOLDINGS INC.

6,718,356 Shares
Common Stock

        This third prospectus supplement amends and supplements the prospectus dated March 31, 2008, the prospectus supplement dated May 9, 2008 and the second prospectus supplement dated August 7, 2008, relating to the 6,718,356 shares of our common stock that may be issued upon the exchange of the 7 1/2% Senior Exchangeable Notes due 2025, or the Senior Notes, of Affordable Residential Communities LP, held by the selling stockholders. Subject to the conditions described in the prospectus, holders of the Senior Notes may exchange, at any time on or prior to maturity or redemption, any outstanding Senior Notes, or portions thereof, into shares of our common stock, currently at an exchange rate of 73.94998 shares of our common stock per $1,000 principal amount of the Senior Notes (equivalent to an exchange price of $13.52 per share of our common stock).

        Unless the context otherwise requires, the words "we," "our," "ours," "us" and the "Company" refer to Hilltop Holdings Inc., or Hilltop, Affordable Residential Communities LP, or ARC LP, and their respective subsidiaries, collectively, but not to the selling stockholders. "Selling stockholders" refers to the stockholders identified under the caption "Selling Stockholders" contained in the prospectus.

        The distribution of the shares of common stock by the selling stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares offered by the prospectus. All expenses of registration incurred in connection with the offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholder.

        The shares of common stock may be sold by the selling stockholders, from time to time, on The New York Stock Exchange, or NYSE, or any other national securities exchange or automated inter-dealer quotation system on which shares of our common stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

        Our common stock is listed on the NYSE under the symbol "HTH." The last reported price of our common stock on October 8, 2008, on the NYSE was $9.45 per share. To preserve our net operating loss carryforwards, or NOLs, our charter limits the amount of common stock that may be owned by any single person or affiliated group to 4.9% of the outstanding shares and restricts the transferability of the shares under certain circumstances.

        The prospectus, together with the prospectus supplement, the second prospectus supplement and this third prospectus supplement, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933 with respect to offers and sales of the shares of common stock. All references in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)."

        YOU SHOULD READ THE PROSPECTUS, THE PROSPECTUS SUPPLEMENT, THE SECOND PROSPECTUS SUPPLEMENT AND THIS THIRD PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS THAT COMMENCE ON PAGE 2 OF THE PROSPECTUS.

        NEITHER THE SECURITIES AND EXCHANGE COMMISION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is October 10, 2008.

        The prospectus is hereby supplemented to add the following section titled "Annual Report on Form 10-K/A (Amendment No. 1)"

Annual Report on Form 10-K/A (Amendment No. 1)

        The information that follows is contained in Hilltop's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2007, which was filed with the Securities and Exchange Commission on October 9, 2008.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-K/A
(Amendment No. 1)

(Mark One)
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2007
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Commission File Number 1-31987

Hilltop Holdings Inc.
(Exact name of registrant as specified in its charter)

MARYLAND		84-1477939
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)
	200 Crescent Court, Suite 1330 Dallas, Texas	75201
	(Address of principal executive offices)	(zip code)

(214) 855-2177
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐    No ☒

        Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes ☐    No ☒

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

        The aggregate market value of the common stock of the registrant held by non-affiliates of the registrant, computed by reference to the price at which the common stock was last sold on the New York Stock Exchange on June 29, 2007, was approximately $468 million. For purposes of this computation, all officers, directors and 10% stockholders were deemed to be affiliates. This determination should not be construed as an admission that such officers, directors and 10% stockholders are affiliates.

        The number of shares of the registrant's common stock outstanding at March 17, 2008 was 56,444,059.

Explanatory Note

        This Annual Report on Form 10-K/A (Amendment No. 1) supplements Item 15 of Part IV of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the Securities and Exchange Commission, or SEC, on March 17, 2008, or the Previous Filing, solely to include two additional exhibits. Other than with respect to referencing to this document as a "Form 10-K/A" or as "Amendment No. 1," no other information, including the financial statements, in the Previous Filing is being amended hereby. The Previous Filing has not been updated to reflect other events occurring after the filing of the Previous Filing on March 17, 2008, or to modify or update those disclosures affected by subsequent events. This Amendment No. 1 continues to speak as of the original filing date of the Annual Report on Form 10-K, or March 17, 2008. Other events occurring after the original filing of the Annual Report on Form 10-K or other disclosures necessary to reflect subsequent events have been addressed in the Company's Quarterly Reports on Form 10-Q, which are filed with the SEC. In addition, pursuant to the rules promulgated by the SEC, the Previous Filing has been amended to contain currently dated certifications from the Company's Principal Executive Officer and Principal Financial Officer, as required by Sections 302 of the Sarbanes-Oxley Act of 2002. The certifications of the Company's Principal Executive Officer and Principal Financial Officer are attached to this Amendment No. 1 as Exhibits 31.1 and 31.2.

PART IV

ITEM 15.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)
  The following documents are filed herewith as part of this Form 10-K.

Page
1. Financial Statements.
Hilltop Holdings, Inc.
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2007 and 2006	F-3
Consolidated Statements of Operations for the Years Ended December 31, 2007, 2006, and 2005	F-4
Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2007, 2006 and 2005	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2007, 2006, and 2005	F-6
Notes to Consolidated Financial Statements	F-8
2. Financial Statement Schedules.
Schedule I Summary of Investments—Other Than Investments in Related Parties
Schedule III Supplemental Insurance Information
Schedule IV Reinsurance
3. Exhibits. See the Exhibit Index following the signature page hereto.

 SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 10-K/A (Amendment No. 1) to be signed on its behalf by the undersigned, thereunto duly authorized.

HILLTOP HOLDINGS INC.
By:	/s/ DARREN PARMENTER Darren Parmenter Senior Vice President (On behalf of the Registrant and as Principal Financial and Accounting Officer)

October 9, 2008

Exhibit Number	Description of Exhibit
2.1	Transaction Agreement, dated April 17, 2007, by and among Affordable Residential Communities Inc., Affordable Residential Communities LP, ARC Dealership, Inc., ARC Management Services, Inc., ARCIV GV, Inc., ARCMS, Inc., ARC TRS, Inc., Salmaho Irrigation Co., Windstar Aviation Corp., ARC/DAM Management, Inc., Colonial Gardens Water, Inc., and American Riverside Communities LLC (filed as Exhibit 2.1 to Affordable Residential Communities Inc. (the "Registrant") Current Report on Form 8-K filed on April 17, 2007, and incorporated herein by reference).
3.1*
Articles of Amendment and Restatement of Affordable Residential Communities Inc., dated February 16, 2004, as amended or supplemented by Articles Supplementary, dated February 16, 2004, Corporate Charter Certificate of Notice, dated June 6, 2005, Articles of Amendment, dated January 23, 2007, and Articles of Amendment, dated July 31, 2007.
3.2*	Amended and Restated Bylaws of Hilltop Holdings Inc.
4.1*	Certificate of Common Stock of Hilltop Holdings Inc.
4.2.*	Certificate of 8.25% Series A Cumulative Redeemable Preferred Stock of Hilltop Holdings Inc.
4.3*	Articles Supplementary of Affordable Residential Communities Inc. Designating a Series of Preferred Stock, dated February 16, 2004.
4.4
Form of Warrant, dated August 9, 2000, that expires July 23, 2010 (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 (File No. 333-124073) and incorporated herein by reference).
4.5*	First Amended and Restated Pairing Agreement, dated February 12, 2004, by and between Affordable Residential Communities Inc. and Affordable Residential Communities
4.6	Corporate Charter Certificate of Notice, dated June 6, 2005 (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-3 (File No. 333-12585) and incorporated herein by reference).
4.7
Letter Agreement, dated May 20, 2005, by and between Affordable Residential Communities Inc. and Gerald J. Ford (filed as Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on May 23, 2005, and incorporated herein by reference).
4.8.1
Indenture, dated August 9, 2005, by and between Affordable Residential Communities LP and U.S. Bank National Association, as Trustee, regarding the 7 1/2% Senior Exchangeable Notes Due 2025 of Affordable Residential Communities LP (filed as Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed on August 3, 2005, and incorporated herein by reference).
4.8.2
Form of Waiver to the Indenture, dated August 9, 2005, by and between Affordable Residential Communities LP and U.S. Bank National Association, as Trustee, with respect to the 7 1/2% Senior Exchangeable Notes Due 2025 (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on July 17, 2007, and incorporated herein by reference).
4.9.1
Rights Agreement, dated July 11, 2006, by and between Affordable Residential Communities Inc. and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on July 11, 2006, and incorporated herein by reference).

Exhibit Number	Description of Exhibit
4.9.2	Amendment No. 1 to Rights Agreement, dated January 23, 2007, by and between Affordable Residential Communities Inc. and American Stock Transfer & Trust Company.(filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on January 23, 2007, and incorporated herein by reference).
10.1.1*	First Amended and Restated Agreement of Limited Partnership of Affordable Residential Communities LP, dated February 11, 2004.
10.1.2
Amendment to the First Amended and Restated Agreement of Limited Partnership of Affordable Residential Communities LP, dated July 3, 2007 (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on July 6, 2007, and incorporated herein by reference).
10.2.1†
Affordable Residential Communities Inc. 2003 Equity Incentive Plan (filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-11 (File No. 333-109816) and incorporated herein by reference).
10.2.2†
Form of Restricted Stock Grant Agreement for use under the Affordable Residential Communities Inc. 2003 Equity Incentive Plan (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and incorporated herein by reference).
10.2.3†
Form of Affordable Residential Communities Inc. 2003 Equity Incentive Plan Non-Qualified Stock Option Agreement (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on July 31, 2006, and incorporated by reference).
10.3†
Affordable Residential Communities Inc. Management Incentive Plan (filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-11 (File No. 333-109816) and incorporated herein by reference).
10.4†
Separation and Release Agreement, dated as of October 26, 2004, by and between George W. McGeeney, Affordable Residential Communities Inc. and ARC Management Services, Inc. (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and incorporated herein by reference).
10.5*	Third Amended and Restated Registration Rights Agreement, dated February 18, 2004, by and among Affordable Residential Communities Inc. and the parties listed on the exhibits thereto.
10.6
Registration Rights Agreement, dated August 9, 2005, among Affordable Residential Communities LP, Affordable Residential Communities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (filed as Exhibit 99.4 to the Registrant's Current Report on Form 8-K filed on August 3, 2005, and incorporated herein by reference).
10.7
Common Stock Delivery Agreement, dated August 9, 2005, by and between Affordable Residential Communities LP and Affordable Residential Communities Inc. (filed as Exhibit 99.5 to the Registrant's Current Report on Form 8-K filed on August 9, 2005, and incorporated herein by reference).
10.8
Second Amendment to Credit Agreement, dated April 5, 2006, by and among ARC Housing LLC, ARC Housing TX LP and Merrill Lynch Mortgage Capital Inc. (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on April 10, 2006, and incorporated herein by reference).

Exhibit Number	Description of Exhibit
10.9.1	Loan Agreement, dated July 11, 2006, by and among ARCML06 LLC, ARC18TX LP, ARC18FLD LLC, ARC18FLSH LLC, ARCFLMC LLC and ARCFLSV LLC, as co-borrowers, and Merrill Lynch Mortgage Lending, Inc.(filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on July 17, 2006, and incorporated herein by reference).
10.9.2
Guaranty of Non-Recourse Obligations, dated July 11, 2006, by and between Affordable Residential Communities LP and Merrill Lynch Mortgage Lending, Inc. (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on July 17, 2006, and incorporated herein by reference).
10.10
Time Share Agreement, dated July 15, 2006, by and between Larry D. Willard and Affordable Residential Communities LP (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on July 19, 2006, and incorporated herein by reference).
10.11
Time Share Agreement, dated July 15, 2006, by and between James F. Kimsey and Affordable Residential Communities LP (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on July 19, 2006, and incorporated herein by reference).
10.12
Stock Purchase Agreement, dated October 6, 2006, by and among Affordable Residential Communities Inc., ARC Insurance Holdings Inc., C. Clifton Robinson, C.C. Robinson Property, Ltd. and the Robinson Charitable Remainder Unitrust (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on October 10, 2006, and incorporated herein by reference).
10.13
Registration Rights Agreement, dated January 31, 2007, by and between Affordable Residential Communities Inc. and C. Clifton Robinson. (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on February 5, 2007, and incorporated herein by reference).
10.14
Stock Purchase Agreement, dated October 6, 2006, by and among Affordable Residential Communities Inc. and Flexpoint Fund, L.P. (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on October 10, 2006, and incorporated herein by reference).
10.15
Registration Rights Agreement, dated January 31, 2007, by and between Affordable Residential Communities Inc. and Flexpoint Fund, L.P. (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on February 5, 2007, and incorporated herein by reference).
10.16
Investment Agreement, dated October 13, 2006, by and among Affordable Residential Communities Inc., Gerald J. Ford, ARC Diamond, LP and Hunter's Glen/Ford, Ltd. (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on October 16, 2006, and incorporated herein by reference).
10.17†**	Employment Agreement, dated January 31, 2007, by and among NLASCO, Inc. and C. Clifton Robinson.
10.18†**	Employment Agreement, dated August 15, 2007, by and between Hilltop Holdings Inc. and Darren Parmenter.
21.1*	List of Subsidiaries of the Registrant.
23.1*	Consent of PricewaterhouseCoopers.

Exhibit Number	Description of Exhibit
31.1**	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) of the Securities Exchange Act, as amended.
31.2**	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) of the Securities Exchange Act, as amended.
32.1*	Certification of Chief Executive Officer of Affordable Residential Communities Inc., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Chief Financial Officer of Affordable Residential Communities Inc., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*
Previously filed.

**
Filed herewith.

†
Exhibit is a management contract or compensatory plan.

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PART IV
  ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
SIGNATURES